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                                                                EXHIBIT 5.1

                        KOHRMAN JACKSON & KRANTZ P.L.L.
                                ATTORNEYS AT LAW
                        20th FLOOR, ONE CLEVELAND CENTER
                             CLEVELAND, OHIO 44114
                                    -------
                                  216-696-8700
                                   TELECOPIER
                                  216-621-6536

                                February 7, 1997


New West Eyeworks, Inc.
2104 West Southern Avenue
Tempe, Arizona 85282

Mesirow Capital Partners II
Mesirow Capital Partners III
Mesirow Capital Partners IV
Mesirow Capital Partners V
350 North Clark St.
Chicago Illinois, 60610

        Re:     Public Offering of Common Stock

Ladies and Gentlemen:

        On December 24, 1996, New West Eyeworks, Inc., a Delaware corporation (the "Company"), filed with the Commission a registration statement of Form S-2, Registration Number 333-18709 (as subsequently amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company and the Selling Stockholders of up to 1,840,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Registration Statement.

        In connection herewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares and related matters; (iii) the Registration Statement; (iv) the Prospectus; (v) a specimen of the Shares; (vi) the Underwriting Agreement; and (vii) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents we deem appropriate as a basis for rendering the opinions expressed below. We have made such investigations of law as



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KOHRMAN JACKSON & KRANTZ P.L.L.

New West Eyeworks, Inc.
Mesirow Capital Partners II
Mesirow Capital Partners III
Mesirow Capital Partners IV
Mesirow Capital Partners V

February 7, 1997
Page 2

we deem appropriate for rendering the opinions expressed below. As to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

        Based upon the foregoing examination, we are of the opinion that, (i) the Shares to be sold by the Company pursuant to the Registration Statement will be duly and validly authorized and, when issued and delivered in accordance with the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are duly and validly authorized and issued and fully paid and nonassessable.

        We express no opinion other than as to the Federal law of the United States and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Sincerely,

                                         Kohrman Jackson & Krantz P.L.L.

                                             /s/ Marc C. Krantz
                                         -------------------------------
                                         By  Marc C. Krantz, a Partner